EXHIBIT 5

                        Law Offices of Joseph L. Pittera
                             2214 Torrance Boulevard
                                    Suite 101
                           Torrance, California 90501
                            Telephone (310) 328-3588
                            Facsimile (310) 328-3063
                          E-mail: jpitteralaw@gmail.com

March 28, 2013

Carlos Espinosa
Chief Executive Officer
CME Realty, Inc.
10300 W. Charleston Boulevard
Suite 213
Las Vegas, Nevada 89135

Re: Opinion of Counsel for Registration Statement on Form S-1 Under the Securities Act of 1933 (the "Registration Statement") of CME Realty, Inc., a Nevada corporation.

Dear Mr. Espinosa:

     The Law Offices of Joseph L. Pittera , (the "Firm") has acted as special counsel for CME Realty, Inc., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the registration (pursuant to the Registration Statement) of 4,000,000 shares (the "Shares") of the common stock at the price of $.01 per share, being offered by the Company.

     In our capacity as special counsel to the Company, we have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

     1.   Certificate of Incorporation of the Company, as amended to date;
     2.   Bylaws of the Company, as amended to date;
     3. The records of corporate proceedings relating to the issuance of the Shares;
     4. Such other instruments and documents, if any, as we believe to be necessary for the purpose of rendering the following opinion;
     5.   The Registration Statement; and
     6.   The Audited Financial Statements of the Company.

     In such examinations, we have assumed the authenticity and completeness of all documents, certificates and records submitted to us as originals, the conformity to the original instruments of all documents, certificates and records submitted to us as copies, and the authenticity and completeness of the originals of such instruments. As to certain matters of fact relating to this opinion, we have relied on the accuracy and truthfulness of certificates of officers of the Company and on certificates of public officials, and have made such investigations of law as we have believed necessary and relevant.

     Based on the following I am of the following opinion:

     1. CME Realty, Inc. (the "Company" or the "Registrant") is a duly and legally organized and existing Nevada Corporation, with its office and mailing address located at 10300 Charleston Boulevard, Suite 213, Las Vegas, Nevada 89135. The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary of State's office and filed with the office on August 10, 2012. The Company's existence and form is valid and legal and active pursuant to the representation above and from a review of the corporate filing information at the Nevada Secretary of State's Office.
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     2.   The authorized capital stock of the Company consists of Seventy Five
          Million (75,000,000) shares of common stock, $0.001 par value, of which there Ten Million (10,000,000) shares outstanding. The outstanding shares have been duly authorized, legally issued, fully paid, and are non-assessable; and

     3. The Four Million (4,000,000) shares of common stock offered pursuant to this Registration Statement are duly authorized and when sold in accordance with the Registration Statement, will be validly issued, and will be fully paid and non-assessable.

     We do not express any opinion as to the laws of any other jurisdiction other than the Corporation Law of the State of Nevada, all applicable provisions of the State of Nevada Constitution and all reported judicial decisions interpreting those laws as well as U.S. federal securities law. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign Jurisdiction. This opinion is limited to the laws, including the rules and regulations there-under, as in effect on the date hereof.

     Based upon the foregoing, we are of the opinion that the shares being offered for sale and issuable by the Company pursuant to this Registration Statement have been, and will be duly authorized and validly issued, fully paid and non-assessable when issued as contemplated by the registration statement.

     The Firm does hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement. In giving this consent, I do not hereby admit that I was acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission there-under.

                                          Sincerely,


                                          /s/ Joseph L. Pittera, Esq.
                                          --------------------------------------
                                          Law Offices of Joseph L. Pittera
                                          By: Joseph L. Pittera

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